EXHIBIT 5.1




                         July 10, 1998



Ennis Business Forms, Inc.
107 North Sherman
Ennis, Texas 75119

    Re: Registration of 820,000 shares of Common Stock, par value $2.50 per share, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Ennis Business Forms, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 820,000 shares of Common Stock, par value $2.50 per share, of the Company (the "Common Stock") to be offered pursuant to the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan (the "1998 Plan").

     Based upon our examination of such documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

     2. Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or restricted stock under the 1998 Plan, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option granted under or issued upon the awarding of any restricted stock under, the 1998 Plan will upon issuance be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act, of 820,000 shares of Common Stock of the Company covered by the 1998 Plan. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                              Very truly yours,

                              LOCKE PURNELL RAIN HARRELL
                              (A Professional Corporation)


                              By:   /s/ Russell F. Coleman
                                      Russell F. Coleman